EXHIBIT 10.15
First Amendment to Program Marketing and Servicing Agreement
This FIRST PROGRAM MARKETING AND SERVICING AGREEMENT (“First Amendment”), dated as of March 13, 2025 (“Amendment Effective Date”), is made by and between Opportunity Financial, LLC, a Delaware limited liability company (“Company”), and First Electronic Bank, an FDIC-insured, Utah state-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”).
RECITALS
WHEREAS, Company and Bank entered into a certain Program Marketing and Servicing Agreement, dated November 1, 2019 (the “Program Agreement”). Capitalized terms used in this First Amendment which are defined in the Program Agreement shall have the same meanings set forth in the Program Agreement, unless otherwise defined herein;
WHEREAS, Company and Bank desire to modify and amend the Program Agreement as more specifically described herein; and
WHEREAS, Company and Bank have agreed to the desired modifications and amendments on the terms and conditions set forth in this First Amendment.
NOW, THEREFORE, in consideration of the foregoing Recitals and the terms, conditions, representations and warranties, and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Bank amend the Program Agreement as follows:
AGREEMENT
1.Extension of the Term; Amendment to Section 17(a) of the Program Agreement. Company and Bank acknowledge and agree that the Initial Term that was set to expire on April 29, 2025 was renewed for a Renewal Term commencing on April 29, 2025 and ending on April 29, 2026. Notwithstanding the provisions of subsection (a) of Section 17 (Term and Termination), Company and Bank further agree to extend the Term for an additional three (3) year period commencing on April 29, 2026 and ending on April 29, 2029. Effective as of the Amendment Effective Date, Company and Bank agree that all references to the Term in the Program Agreement shall include the extended term set forth in this First Amendment. Except as expressly amended in this Section 1, the remaining terms of Section 17(a) remain unaltered.
2.Representations and Warranties. Each Party hereby represents and warrants as follows:
(a)Each Party has full corporate power and authority to execute this First Amendment and to perform all of its obligations herein, and this First Amendment has been duly executed and delivered by each Party and constitutes the legal, valid and binding obligation of each Party, enforceable in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect, including the rights and obligations of receivers and conservators under 12 U.S.C. §§ 1821 (d) and (e), which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b)the execution, delivery and performance by each Party of this First Amendment has been duly authorized by all necessary corporate action and does not: (i) require any approval, authorization, consent or other actions by, notices to or filings with any Person which have not been obtained before the date hereof; or (ii) violate the terms of the articles or bylaws of each Party and will not result in a material breach of or constitute a default under or require any consent under any provision of any material indenture, loan, or agreement to which either Party is a party; and,
(c)all of each Party’s representations and warranties in the Program Agreement are true, correct, and complete on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
3.Ratification of Program Agreement; Guaranty.
(a)Except as specifically amended herein, the Program Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.
(b)(The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, default, or remedy of the Parties under the Program Agreement.
(c)Company represents, warrants, and covenants that the Guaranteed Obligations (as defined in that certain Guaranty, dated November 1, 2019 made by Opportunity Financial, LLC, a Delaware limited liability company, in favor of Bank) include, without limitation, the agreements, duties, and obligations of Company under this First Amendment.
4.Originals and Counterparts. This First Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and which counterparts shall constitute and be one and the same instrument.
5.Choice of Law. This First Amendment and the obligations, rights and remedies of the Parties hereunder shall be construed in accordance with and governed by the laws of the State of Utah without giving effect to choice of law rules.
6.Jurisdiction; Venue. The Parties consent to the personal jurisdiction and venue of the federal and state courts in Salt Lake City, Utah for any court action or proceeding. The terms of this Section 6 shall survive the expiration or earlier termination of the Program Agreement.
7.Binding Agreement. All provisions contained in this First Amendment or any document or agreement referred to herein or relating hereto shall inure to the benefit of the Parties and their successors and assigns, and shall be binding upon the Parties
IN WITNESS WHEREOF, Company and Bank have executed this First Amendment as of the date first written above.

Company: Opportunity Financial, LLC By: /s/ Todd Schwartz Name: Todd Schwartz Title: CEO	Bank: First Electronic Bank By: /s/ Sherrie Rees Name: Sherrie Rees Title: CEO & President